Exhibit 99.1

FOR IMMEDIATE RELEASE

February 24, 2012

Interline Brands Announces Fourth Quarter and Fiscal 2011 Sales and Earnings Results

Jacksonville, Fla. — February 24, 2012 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations products (“MRO”), reported earnings of $0.26 per diluted share for the fourth quarter and $1.12 per diluted share for the year ended December 30, 2011.

“2011 was a successful investment year in which we strengthened and expanded our business and our team.  We acquired Northern Colorado Paper to extend our leading position in an attractive end-market, increased our sales force in key areas, added our fourth regional replenishment center to enhance scale and fulfillment rates, consolidated a number of distribution centers and expanded our technology and customer capabilities.  We also delivered solid financial performance.  In particular, adjusted EBITDA increased over 12% to $109.6 million during the year, and we increased our free cash flow over 24% to $53.5 million.  In 2012, we expect to further leverage these capabilities and our very strong balance sheet to deliver improved results,” commented Michael J. Grebe, Chairman and Chief Executive Officer.

Fourth Quarter 2011 Performance

Sales for the quarter ended December 30, 2011 were $303.0 million, a 2.8% increase compared to sales of $294.8 million in the comparable 2010 period.  On an average organic daily basis, sales increased 2.2% for the quarter.  Interline’s facilities maintenance end-market, which comprised 74% of sales, increased 13.6% on an average daily basis during the fourth quarter, and 3.4% on an average organic daily basis.  The professional contractor end-market, which comprised 15% of sales, increased 0.5% on an average daily basis for the quarter.  The specialty distributor end-market, which comprised 11% of sales, decreased 1.9% on an average daily basis for the quarter.

Gross profit increased $0.4 million, or 0.3%, to $113.1 million for the fourth quarter of 2011, compared to $112.7 million for the fourth quarter of 2010.  As a percentage of sales, gross profit decreased 90 basis points to 37.3% compared to 38.2% for the prior year quarter.  This decrease was primarily related to the recent acquisitions of CleanSource, Inc. (“CleanSource”) and Northern Colorado Paper (“NCP”), as they had lower gross profit margins.

“Our end-market fundamentals are improving. Multi-family remains strong, we are seeing increased activity from our stable base of institutional customers as we deliver a broader MRO offering, and our residential-focused business is beginning to see some slightly higher demand. These fundamentals, combined with our investments, are delivering growth. For example, excluding the well-publicized impact of the R22 HVAC transition late in 2010, our fourth quarter average organic daily sales were up 4.2% over last year,” commented Kenneth D. Sweder, Interline’s President and Chief Operating Officer.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of 2011 increased $1.0 million, or 1.2%, to $88.2 million from $87.1 million for the fourth quarter of 2010.  As a percentage of sales, SG&A expenses decreased to 29.1% from 29.6% for the fourth quarter of 2010.

Fourth quarter 2011 Adjusted EBITDA of $25.6 million, or 8.4% of sales, decreased 1.9% compared to $26.1 million, or 8.8% of sales, in the fourth quarter of 2010.

Net income for the quarter ended December 30, 2011 increased $6.8 million to $8.6 million compared to $1.7 million in the comparable 2010 period.

Earnings per diluted share for the fourth quarter of 2011 were $0.26 compared to earnings per diluted share of $0.05 for the fourth quarter of 2010.  Earnings per diluted share for the fourth quarter of 2010 include a $0.20 per diluted share impact from our November 2010 refinancing.

During the fourth quarter of 2011, the Company repurchased 978,384 shares of its common stock at an aggregate cost of $14.0 million, or an average cost of $14.28 per share.

Fiscal Year 2011 Performance

Sales in 2011 were $1,249.5 million, a 14.9% increase over sales of $1,087.0 million in 2010.

Gross profit increased $48.2 million, or 11.6%, to $462.5 million in 2011, compared to $414.2 million in the prior year.  As a percentage of sales, gross profit decreased to 37.0% from 38.1%.

SG&A expenses for the year ended December 30, 2011 were $354.8 million, or 28.4% of sales, compared to $318.8 million, or 29.3% of sales, for the year ended December 31, 2010.

Adjusted EBITDA was $109.6 million, or 8.8% of sales, for the year ended December 30, 2011 compared to $97.4 million, or 9.0% of sales, for the year ended December 31, 2010, representing an increase of 12.5%.

Net income in 2011 increased $9.8 million to $37.7 million compared to $27.9 million in 2010.

Earnings per diluted share were $1.12 for the year ended December 30, 2011, an increase of 35% over earnings per diluted share of $0.83 for the year ended December 31, 2010.

Earnings per diluted share for the year ended December 30, 2011 include a $0.02 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network.  Earnings per diluted share for the year ended December 31, 2010 include a $0.20 per diluted share impact from our November 2010 refinancing, a $0.06 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network and a $0.02 per diluted share charge associated with previously announced changes in the Company’s executive management.

During 2011, the Company completed the repurchase of $25.0 million worth of its common stock under a previously announced share repurchase program authorized by the Board of Directors. In total, the Company repurchased 1,783,822 shares of its common stock at an average cost of $14.01 per share.

Cash flow from operating activities for the twelve months ended December 30, 2011 was $72.9 million compared to $60.8 million for the twelve months ended December 31, 2010.

Business Outlook

Mr. Grebe stated, “We are encouraged by the improving fundamentals in our markets and the early successes of our investments.  In 2012, we are committed to capitalizing on the opportunities in our markets and driving results from our strategic initiatives that will enable us to generate better growth as we further position ourselves as a premier broad-line MRO distributor.”

Conference Call

Interline will host a conference call on February 24, 2012 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-855-859-2056 or 1-404-537-3406 and referencing Conference I.D. Number 46286253.  This recording will expire on March 9, 2012.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides janitorial sanitation and maintenance, repair and operations products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 30, 2011 AND DECEMBER 31, 2010

(in thousands, except share and per share data)

	December 30,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$97,099	$86,981
Short-term investments	—	100
Accounts receivable - trade (net of allowance for doubtful accounts of $6,457 and $9,088)	128,383	122,619
Inventories	221,225	203,269
Prepaid expenses and other current assets	26,285	28,816
Income taxes receivable	1,123	2,086
Deferred income taxes	16,738	17,381
Total current assets	490,853	461,252

Property and equipment, net	57,728	54,546
Goodwill	344,478	341,168
Other intangible assets, net	134,377	141,562
Other assets	9,022	9,081
Total assets	$1,036,458	$1,007,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$109,438	$96,878
Accrued expenses and other current liabilities	51,864	45,181
Accrued interest	2,933	2,852
Income tax payable	—	819
Current portion of long-term debt	—	13,358
Current portion of capital leases	669	607
Total current liabilities	164,904	159,695

Long-Term Liabilities:
Deferred income taxes	51,776	44,045
Long-term debt, net of current portion	300,000	300,000
Capital leases, net of current portion	726	906
Other liabilities	4,607	6,731
Total liabilities	522,013	511,377
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of December 30, 2011 and December 31, 2010	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,558,842 issued and 31,596,615 outstanding as of December 30, 2011 and 33,336,373 issued and 33,214,073 outstanding as of December 31, 2010	335	333
Additional paid-in capital	599,923	593,031
Accumulated deficit	(59,150)	(96,824)
Accumulated other comprehensive income	1,688	1,865
Treasury stock, at cost, 1,962,227 as of December 30, 2011 and 122,300 as of December 31, 2010	(28,351)	(2,173)
Total stockholders’ equity	514,445	496,232
Total liabilities and stockholders’ equity	$1,036,458	$1,007,609

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE MONTHS AND YEARS ENDED DECEMBER 30, 2011 AND DECEMBER 31, 2010

(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010

Net sales	$303,039	$294,796	$1,249,484	$1,086,989
Cost of sales	189,988	182,096	787,017	672,745
Gross profit	113,051	112,700	462,467	414,244

Operating Expenses:
Selling, general and administrative expenses	88,162	87,134	354,754	318,820
Depreciation and amortization	6,208	5,573	23,739	20,240
Total operating expenses	94,370	92,707	378,493	339,060
Operating income	18,681	19,993	83,974	75,184

Loss on extinguishment of debt, net	—	(11,486)	—	(11,486)
Interest expense	(6,028)	(5,618)	(24,355)	(18,710)
Interest and other income	704	496	1,892	1,762
Income before income taxes	13,357	3,385	61,511	46,750
Provision for income taxes	4,804	1,637	23,837	18,829
Net income	$8,553	$1,748	$37,674	$27,921

Earnings Per Share:
Basic	$0.27	$0.05	$1.14	$0.85
Diluted	$0.26	$0.05	$1.12	$0.83

Weighted-Average Shares Outstanding:
Basic	32,056,774	33,181,038	33,037,978	32,998,352
Diluted	32,430,682	34,056,575	33,646,051	33,785,885

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 30, 2011 AND DECEMBER 31, 2010

(in thousands)

	Years Ended
	December 30,	December 31,
	2011	2010
Cash Flows from Operating Activities:
Net income	$37,674	$27,921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,739	20,612
Amortization of deferred lease incentive obligation	(796)	(633)
Amortization of debt issuance costs	1,365	1,056
Amortization of discount on 8 1/8% senior subordinated notes	—	128
Loss on extinguishment of debt, net	—	11,486
Share-based compensation	5,935	4,533
Excess tax benefits from share-based compensation	(303)	(994)
Deferred income taxes	7,717	2,504
Provision for doubtful accounts	2,455	5,699
Loss on disposal of property and equipment	97	146
Other	(547)	203

Changes in assets and liabilities which provided (used) cash, net of businesses acquired:
Accounts receivable - trade	(4,299)	5,224
Inventories	(13,368)	(22,660)
Prepaid expenses and other current assets	2,529	(8,854)
Other assets	245	(111)
Accounts payable	9,480	7,509
Accrued expenses and other current liabilities	382	2,514
Accrued interest	76	1,744
Income taxes	591	(1,456)
Other liabilities	(104)	4,189
Net cash provided by operating activities	72,868	60,760
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(19,371)	(17,729)
Purchase of short-term investments	—	(2,955)
Proceeds from sales and maturities of short-term investments	100	4,334
Purchase of businesses, net of cash acquired	(9,695)	(54,781)
Net cash used in investing activities	(28,966)	(71,131)
Cash Flows from Financing Activities:
Increase (decrease) in purchase card payable, net	5,536	(3,471)
Repayment of term debt	—	(155,815)
Repayment of 8 1/8% senior subordinated notes	(13,358)	(137,323)
Proceeds from issuance of 7.00% senior subordinated notes	—	300,000
Payment of tender premiums and expenses on 8 1/8% senior subordinated notes	—	(6,338)
Payment of debt issuance costs	(29)	(10,378)
Payments on capital lease obligations	(645)	(352)
Proceeds from stock options exercised	656	10,764
Excess tax benefits from share-based compensation	303	994
Purchases of treasury stock	(26,178)	(97)
Net cash used in financing activities	(33,715)	(2,016)
Effect of exchange rate changes on cash and cash equivalents	(69)	145
Net increase (decrease) in cash and cash equivalents	10,118	(12,242)
Cash and cash equivalents at beginning of period	86,981	99,223
Cash and cash equivalents at end of period	$97,099	$86,981

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$22,458	$15,332
Income taxes, net of refunds	$15,641	$17,758

Schedule of Non-Cash Investing and Financing Activities:
Property acquired through lease incentives	$475	$2,493
Property acquired through capital leases	$527	$—
Adjustments to liabilities assumed and goodwill on businesses acquired	$422	$233
Contingent consideration associated with purchase of business	$125	$4,048

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE MONTHS AND YEARS ENDED DECEMBER 30, 2011 AND DECEMBER 31, 2010

(in thousands, except per share data)

Adjusted Earnings Per Diluted Share

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010

Earnings per diluted share (GAAP)	$0.26	$0.05	$1.12	$0.83
Add back the following item, net of taxes:
Loss on extinguishment of debt, net	—	0.20	—	0.20
Adjusted earnings per diluted share	$0.26	$0.25	$1.12	$1.03

Adjusted earnings per diluted share differs from US GAAP earnings per diluted share. We define Adjusted earnings per diluted share as earnings per diluted share plus the tax-effected impact of loss (gain) on extinguishment of debt, net, divided by the diluted weighted average shares outstanding for the period.  Adjusted earnings per diluted share is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the overall operating performance of our business and to compare our operating performance with prior periods. Adjusted earnings per diluted share excludes certain items which we believe are not indicative of our core operating results thereby enhancing the comparability of results. However, Adjusted earnings per diluted share is not a measure of financial performance under US GAAP. Accordingly, Adjusted earnings per diluted share should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, earnings per share, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP.

Free Cash Flow

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010

Net cash from operating activities	$29,806	$48,311	$72,868	$60,760
Less capital expenditures	(4,335)	(4,792)	(19,371)	(17,729)
Free cash flow	$25,471	$43,519	$53,497	$43,031

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. However, a limitation of this measure is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Years Ended
	December 30,	December 31,		December 30,	December 31,
	2011	2010	% Variance	2011	2010	% Variance

Net sales	$303,039	$294,796	2.8%	$1,249,484	$1,086,989	14.9%
Less acquisitions:	(20,017)	—		(143,652)	—
Organic sales	$283,022	$294,796	-4.0%	$1,105,832	$1,086,989	1.7%

Daily sales:
Ship days	62	66		254	257
Average daily sales (1)	$4,888	$4,467	9.4%	$4,919	$4,230	16.3%
Average organic daily sales (2)	$4,565	$4,467	2.2%	$4,354	$4,230	2.9%

(1)          Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2)          Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2011	2010	2011	2010
Adjusted EBITDA:
Net income (GAAP)	$8,553	$1,748	$37,674	$27,921
Interest expense	6,028	5,618	24,355	18,710
Interest income	(9)	(55)	(28)	(138)
Loss on extinguishment of debt	—	11,486	0	11,486
Income tax provision	4,804	1,637	23,837	18,829
Depreciation and amortization	6,208	5,642	23,739	20,612
Adjusted EBITDA	$25,584	$26,076	$109,577	$97,420
Adjusted EBITDA margin	8.4%	8.8%	8.8%	9.0%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.